                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 14, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Reports to Shareholders of Schwab Money Market Fund, Schwab U.S. Treasury Money Fund, Schwab Municipal Money Fund, Schwab California Municipal Money Fund, Schwab New York Municipal Money Fund, Schwab Florida Municipal Money Fund, Schwab Pennsylvania Municipal Money Fund, Schwab New Jersey Municipal Money Fund, Schwab Massachusetts Municipal Money Fund, Schwab Government Cash Reserves, Schwab Government Money Fund, Schwab Retirement Money Fund, Schwab Value Advantage Money Fund, Schwab Retirement Advantage Money Fund, Schwab Advisor Cash Reserves, and Schwab Cash Reserves, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
April 28, 2005